SCHEDULE S
                                   ----------

                         COMMERCE CAPITAL MARKETS FUNDS

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                                                                      ADMINISTRATION     INSTITUTIONAL    SERVICE CLASS
FUNDS                                                                      CLASS             CLASS
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
  Commerce Capital Government Money Market Fund                              X                 X                X
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  Commerce Capital Treasury Obligations Money Market Fund                    X                 X                X
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  Commerce Capital Investment Select Government Money Market Fund                              X
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